Exhibit 99.1
Michigan Consolidated Gas Company
Unaudited Consolidated Financial Statements as of and for the Quarter Ended March 31, 2009

Michigan Consolidated Gas Company

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 31
(in Millions)	2009	2008
Operating Revenues	$759	$896

Operating Expenses

Cost of gas	503	644

Operation and maintenance	114	122

Depreciation and amortization	26	25

Taxes other than income	13	13

	656	804

Operating Income	103	92

Other (Income) and Deductions

Interest expense	16	16

Interest income	(2)	(2)

Other income	(3)	(2)

Other expenses	3	3

	14	15

Income Before Income Taxes	89	77

Income Tax Provision	26	23

Net Income	$63	$54

See Notes to Consolidated Financial Statements (Unaudited)

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	March 31	December 31
(in Millions)	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$2	$3
Accounts Receivable (less allowance for doubtful accounts of $154 and $137, respectively)
Customer	560	555
Affiliates	9	44
Other	7	7
Inventories
Gas	3	14
Material and supplies	17	19
Gas customer choice deferred asset	50	126
Notes Receivable
Affiliates	3	—
Other	2	2
Current deferred income taxes	42	40
Other	12	16

	707	826

Investments	87	87

Property
Property, plant and equipment	3,766	3,766
Accumulated depreciation	(1,635)	(1,649)

	2,131	2,117

Other Assets
Regulatory assets	787	774
Net investment in lease	74	75
Notes receivable affiliates	7	—
Prepaid benefit costs and due from affiliate	144	136
Other	21	20

	1,033	1,005

Total Assets	$3,958	$4,035

See Notes to Consolidated Financial Statements (Unaudited)

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	March 31	December 31
(in Millions, Except Shares)	2009	2008
LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable
Affiliates	$32	$26
Other	171	190
Gas inventory equalization	220	—
Short-term borrowings
Affiliates	4	30
Other	180	492
Other	100	73

	707	811

Long-Term Debt (net of current portion)	889	889

Other Liabilities
Deferred income taxes	297	290
Regulatory liabilities	615	609
Accrued pension liability – affiliates	12	13
Accrued postretirement liability — affiliates	309	348
Asset retirement obligations	113	112
Other	82	79

	1,428	1,451

Commitments and Contingencies (Notes 4 and 6)

Shareholder’s Equity
Common stock, $1 par value, 15,100,000 shares authorized, 10,300,000 shares issued and outstanding	509	509
Retained earnings	427	377
Accumulated other comprehensive loss	(2)	(2)

	934	884

Total Liabilities and Shareholder’s Equity	$3,958	$4,035

See Notes to Consolidated Financial Statements (Unaudited)

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 31
(in Millions)	2009	2008
Operating Activities
Net income	$63	$54
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	26	25
Deferred income taxes and investment tax credit, net	2	3
Changes in assets and liabilities:
Accounts receivable, net	3	(178)
Inventories	12	27
Accrued pension and postretirement liability-Affiliates	(40)	(41)
Prepaid benefit costs and due from affiliate	(7)	(11)
Accrued gas cost recovery	7	(82)
Accounts payable	(11)	11
Gas inventory equalization	220	336
Federal income, property and other taxes payable	22	22
Other assets	69	54
Other liabilities	9	12

Net cash from operating activities	375	232

Investing Activities
Capital expenditures	(40)	(64)
Proceeds from sale of assets	25	6
Other	(10)	1

Net cash used for investing activities	(25)	(57)

Financing Activities
Short-term borrowings, net	(338)	(166)
Dividends paid	(13)	(13)

Net cash used for financing activities	(351)	(179)

Net Increase (Decrease) in Cash and Cash Equivalents	(1)	(4)
Cash and Cash Equivalents at Beginning of Period	3	6

Cash and Cash Equivalents at End of Period	$2	$2

See Notes to Consolidated Financial Statements (Unaudited)

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S
EQUITY AND COMPREHENSIVE INCOME (UNAUDITED)

					Accumulated
			Additional		Other
(Dollars in Millions,	Common Stock		Paid in	Retained	Comprehensive
Shares in Thousands)	Shares	Amount	Capital	Earnings	Loss	Total
Balance, December 31, 2008	10,300	$10	$499	$377	$(2)	$884
Net income	—	—	—	63	—	63
Dividends declared on common stock	—	—	—	(13)	—	(13)

Balance, March 31, 2009	10,300	$10	$499	$427	(2)	$934

The following table displays other comprehensive income for the three-month periods ended March 31:

(in Millions)	2009	2008
Net income	$63	$54

Comprehensive income	$63	$54

See Notes to Consolidated Financial Statements (Unaudited)

Michigan Consolidated Gas Company
Notes to Consolidated Financial Statements (Unaudited)
NOTE 1 — GENERAL
These Consolidated Financial Statements should be read in conjunction with the Notes to Consolidated Financial Statements included in the 2008 Consolidated Financial Statements furnished on Form 8-K.
The accompanying Consolidated Financial Statements are prepared using accounting principles generally accepted in the United States of America. These accounting principles require management to use estimates and assumptions that impact reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from the Company’s estimates.
The Consolidated Financial Statements are unaudited, but in our opinion include all adjustments necessary for a fair presentation of such financial statements. All adjustments are of a normal recurring nature, except as otherwise disclosed in these Consolidated Financial Statements and Notes to Consolidated Financial Statements. Financial results for this interim period are not necessarily indicative of results that may be expected for any other interim period or for the year ending December 31, 2009.
References in this report to “Company” and “MichCon” are to Michigan Consolidated Gas Company and its subsidiaries, collectively.
Asset Retirement Obligations
The Company records asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations and FASB Interpretation Number (FIN) 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143. The Company has conditional retirement obligations for gas pipeline retirement costs. To a lesser extent, the Company has conditional retirement obligations at certain service centers, compressor and gate stations. The Company recognizes such obligations as liabilities at fair market value when they are incurred, which generally is at the time the associated assets are placed in service. Fair value is measured using expected future cash outflows discounted at our credit-adjusted risk-free rate.
Timing differences arise in the expense recognition of legal asset retirement costs that the Company is currently recovering in rates. The Company defers such differences under SFAS No. 71, Accounting for the Effects of Certain Types of Regulation.
A reconciliation of the asset retirement obligations for the three months ended March 31, 2009 follows:

(in Millions)
Asset retirement obligations at January 1, 2009	$112
Accretion	1

Asset retirement obligations at March 31, 2009	$113

Retirement Benefits and Trusteed Assets
The following details the components of net periodic benefit costs (credit) for pension benefits and other postretirement benefits for the three months ended March 31:

			Other Postretirement
	Pension Benefits		Benefits
(in Millions)	2009	2008	2009	2008
Service cost	$2	$2	$3	$3
Interest cost	11	10	8	7
Expected return on plan assets	(22)	(23)	(4)	(4)
Amortization of:
Net actuarial loss	—	—	2	1
Net transition liability	—	—	1	1

Net periodic benefit cost	$(9)	$(11)	$10	$8

The Company made its planned 2009 contribution of $40 million to its postretirement medical and life insurance benefit plans during the first quarter of 2009.
Income Taxes
Unrecognized tax benefits at March 31, 2009 and at December 31, 2008, if recognized, would not materially impact our effective tax rate. The Company does not anticipate any significant changes in unrecognized tax benefits during the next twelve months.
Stock-Based Compensation
MichCon’s parent company, DTE Energy, follows SFAS No. 123(R), Share-Based Payment, using the modified prospective transition method. We receive an allocation of costs associated with stock compensation. There was no allocation of costs for stock-based compensation in the first quarter of 2009 as compared to $1 million in the first quarter of 2008.
NOTE 2 — NEW ACCOUNTING PRONOUNCEMENTS
Fair Value Accounting
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Fair value measurement should be determined based on the assumptions that market participants would use in pricing an asset or liability. Effective January 1, 2008, the Company adopted SFAS No. 157. As permitted by FASB Staff Position FAS No. 157-2, the Company elected to defer the effective date of SFAS No. 157 as it pertains to measurement and disclosures about the fair value of non-financial assets and liabilities made on a nonrecurring basis. The Company has adopted the recognition provisions as of January 1, 2009. See Note 3 for further disclosures.
In April 2009, the FASB issued three FSPs intended to provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities. The FSPs are effective for interim and annual periods ending after June 15, 2009, with certain early adoption provisions permitted for periods ending after March 15, 2009.
•	FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, expands the fair value disclosures required for all financial instruments within the scope of SFAS No. 107 to interim periods.

•	FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, which applies to all assets and liabilities , i.e., financial and nonfinancial, reemphasizes that the objective of fair value remains unchanged (i.e., an exit price notion). The FSP provides application guidance on measuring fair value when the volume and level of activity has significantly decreased and identifying transactions that are not orderly. The FSP also emphasizes that an entity cannot presume that an observable transaction price is not orderly even when there has been a significant decline in the volume and level of activity.
FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, is intended to bring greater consistency to the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold.
The Company will adopt these FSPs in the second quarter of 2009. The adoption of these FSPs will not have a material impact on MichCon’s consolidated financial statements.
Disclosures about Derivative Instruments and Guarantees
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133. This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.
SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. Comparative disclosures for earlier periods at initial adoption are encouraged but not required. The Company adopted SFAS No. 161 effective January 1, 2009. See Note 3.
Noncontrolling Interests in Consolidated Financial Statements
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51. This Statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2008. This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements which shall be applied retrospectively for all periods presented. The Company adopted SFAS No. 160 as of January 1, 2009. Adoption of SFAS No. 160 did not have a material effect on the Company’s consolidated financial statements.
NOTE 3 — FINANCIAL AND OTHER DERVATIVE INSTRUMENTS AND FAIR VALUE
Financial and Other Derivative Instruments
The Company complies with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted. Under SFAS No. 133, all derivatives are recognized on the Consolidated Statements of Financial Position at their fair value unless they qualify for certain scope exceptions, including normal purchases and normal sales exception. Further, derivatives that qualify and are designated for hedge accounting are classified as either hedges of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge), or as hedges of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge). For cash flow hedges, the portion of the derivative gain or loss that is effective in offsetting the change in the value of the underlying exposure is deferred in Accumulated other comprehensive income and later reclassified into earnings when the underlying transaction occurs. For fair value hedges, changes in fair values for both the derivative and the underlying hedged exposure are recognized in earnings each period. Gains and losses from the ineffective portion of any hedge are recognized in earnings immediately. For derivatives that do not qualify or are not designated for hedge accounting, changes in the fair value are recognized in earnings each period.
The Company’s primary market risk exposure is associated with commodity prices, credit and interest rates. We have risk management policies to monitor and manage market risks.

MichCon purchases, stores, transports and distributes natural gas and sells storage and transportation capacity. MichCon has fixed-priced contracts for portions of its expected gas supply requirements through 2012. These gas-supply contracts are designated and qualify for the normal purchases and sales exemption and are therefore accounted for under the accrual method. MichCon may also sell forward storage and transportation capacity contracts. Forward firm transportation and storage contracts are not derivatives and are therefore accounted for under the accrual method.
Fair Value
SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in a principal or most advantageous market. Fair value is a market-based measurement that is determined based on inputs, which refer broadly to assumptions that market participants’ use in pricing assets or liabilities. These inputs can be readily observable, market corroborated or generally unobservable inputs. The Company makes certain assumptions it believes that market participants would use in pricing assets or liabilities, including assumptions about risk, and the risks inherent in the inputs to valuation techniques. Credit risk of the Company and its counterparties is incorporated in the valuation of assets and liabilities through the use of credit reserves, the impact of which is immaterial for the three months ended March 31, 2009. The Company believes it uses valuation techniques that maximize the use of observable market-based inputs and minimize the use of unobservable inputs.
SFAS No. 157 establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value in three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. SFAS No. 157 requires that assets and liabilities be classified in their entirety based on the lowest level of input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input may require judgment considering factors specific to the asset or liability, and may affect the valuation of the asset or liability and its placement within the fair value hierarchy. The Company classifies fair value balances based on the fair value hierarchy defined by SFAS No. 157 as follows:
•	Level 1 — Consists of unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access as of the reporting date.

•	Level 2 — Consists of inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

•	Level 3 — Consists of unobservable inputs for assets or liabilities whose fair value is estimated based on internally developed models or methodologies using inputs that are generally less readily observable and supported by little, if any, market activity at the measurement date. Unobservable inputs are developed based on the best available information and subject to cost-benefit constraints.
The following table presents assets measured and recorded at fair value on a recurring basis as of March 31, 2009:

				Balance at
(in Millions)	Level 1	Level 2	Level 3	March 31, 2009
Assets:
Employee benefit trust investments (1)	$19	$—	$1	$20

(1)	Excludes cash surrender value of life insurance investments.

The following table presents the fair value reconciliation of Level 3 Employee benefit trust investment assets measured at fair value on a recurring basis for 2009:

(in Millions)
Net asset balance as of January 1, 2009	$—
Changes in fair value recorded in income	—
Purchases, issuances and settlements	1

Net asset balance as of March 31, 2009	$1

The amount of total gains (losses) included in net income attributed to the change in unrealized gains (losses) related to assets and liabilities held at March 31, 2009	$—

     The employee benefit trust investments hold debt and equity securities directly and indirectly through commingled funds and institutional mutual funds. Exchange-traded debt and equity securities held directly are valued using quoted market prices on actively traded markets. The commingled funds and institutional mutual funds which hold exchange-traded equity or debt securities are valued using quoted prices in actively traded markets. Non-exchange-traded fixed income securities are valued based upon quotations available from brokers or pricing services. For non-exchange traded fixed income securities, the trustees receive prices from pricing services. A primary price source is identified by asset type, class or issue for each security. The trustees monitor prices supplied by pricing services and may use a supplemental price source or change the primary price source of a given security if the trustees challenge an assigned price and determine that another price source is considered to be preferable. MichCon has obtained an understanding of how these prices are derived, including the nature and observability of the inputs used in deriving such prices. Additionally, MichCon selectively corroborates the fair values of securities by comparison of market-based price sources.
NOTE 4 — REGULATORY MATTERS
Uncollectible Expense True-Up Mechanism (UETM) and Report of Safety and Training-Related Expenditures
2007 UETM — In March 2008, MichCon filed an application with the MPSC for approval of its UETM for 2007 requesting approximately $34 million consisting of $33 million of costs related to 2007 uncollectible expense and associated carrying charges and $1 million of under-collections for the 2005 UETM. The March 2008 application included a report of MichCon’s 2007 annual safety and training-related expenses, which showed no refund was necessary because actual expenditures exceeded the amount included in base rates. An MPSC order was issued in December 2008 approving the collection of $34 million requested in the March 2008 filing. MichCon was authorized to implement the new UETM monthly surcharge for service rendered on and after January 1, 2009.
2008 UETM — In March 2009, MichCon filed an application with the MPSC for approval of its UETM for 2008 requesting approximately $87 million consisting of $83 million of costs related to 2008 uncollectible expense and associated carrying charges and $4 million of under-collections for the 2006 UETM. The March 2009 application included a report of MichCon’s 2008 annual safety and training-related expenses, which showed no refund was necessary because actual expenditures exceeded the amount included in base rates. An order is expected in this case in the fourth quarter of 2009.
Gas Cost Recovery Proceedings
2009-2010 Plan Year — In December 2008, MichCon filed its GCR plan case for the 2009-2010 GCR Plan year. MichCon filed for a maximum GCR factor of $8.46 per Mcf, adjustable by a contingent mechanism. In April 2009, MichCon, MPSC Staff and Intervenors filed a partial settlement agreement in the case establishing the fixed price purchase guidelines MichCon filed in its case were reasonable and prudent for MichCon to use until an MPSC order was issued establishing otherwise. An MPSC order in this case is expected in 2009.
2009 Proposed Base Gas Sale — In July 2008, MichCon filed an application with the MPSC requesting permission to sell an additional 4 Bcf of base gas that will become available for sale as a result of better than expected operations at its storage fields. In

February 2009, a settlement agreement was filed with the MPSC, which will allow MichCon to sell and retain the profits of 2 Bcf of base gas, with the remaining 2 Bcf to be used for the benefit of the GCR/GCC customers as colder-than-normal weather protection. The settlement also included a provision that MichCon is subject to moratorium on a general rate case filing until June, 2009. An MPSC order was issued March 5, 2009 approving the settlement.
Other
     On September 6, 2007, the Court of Appeals of the State of Michigan issued a decision with respect to an appeal by MichCon and others of certain provisions of an April 28, 2005 MPSC order, vacating the MPSC’s denial of recovery of merger control premium costs. In a September 2007 decision in a related appeal of an MPSC order denying recovery of merger control premium costs for Detroit Edison, the Court of Appeals held that Detroit Edison is entitled to recover its allocated share of the merger control premium and remanded this matter to the MPSC for further proceedings to establish the precise amount and timing of this recovery. Other parties have filed requests for leave to appeal to the Michigan Supreme Court from that Court of Appeals decision and in September 2008, the Michigan Supreme Court granted the requests to address the merger control premium. On May 1, 2009, the Michigan Supreme Court issued an order reversing the Court of Appeals decision with respect to recovery of the merger control premium for Detroit Edison. The MPSC has not acted on the remand ordered by the Court of Appeals in the MichCon case.
The Company is unable to predict the outcome of the regulatory matters discussed herein. Resolution of these matters is dependent upon future MPSC orders and appeals, which may materially impact the financial position, results of operations and cash flows of the Company.
NOTE 5 — SHORT-TERM CREDIT ARRANGEMENTS AND BORROWINGS
MichCon had a $244 million, five-year unsecured revolving credit facility expiring in October 2009 and has a $181 million, five-year unsecured revolving credit agreement expiring in October 2010. The five-year credit facilities are with a syndicate of banks and may be used for general corporate borrowings, but are intended to provide liquidity support for our commercial paper program. Borrowings under the facilities are available at prevailing short-term interest rates. In April 2009, MichCon completed an early renewal of $244 million of its syndicated revolving credit facilities before their scheduled expiration in October 2009. The new $250 million two-year facility will expire in April 2011 and has similar covenants to the prior facility. The agreements require the Company to maintain a debt to total capitalization ratio of no more than 0.65 to 1. Should we have delinquent obligations of at least $50 million to any creditor, such delinquency will be considered a default under our credit agreements. MichCon is currently in compliance with its covenants.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Environmental Matters
Contaminated Sites — Prior to the construction of major interstate natural gas pipelines, gas for heating and other uses was manufactured locally from processes involving coal, coke or oil. MichCon owns, or previously owned, 14 such former manufactured gas plant (MGP) sites. Investigations have revealed contamination related to the by-products of gas manufacturing at each site. In addition to the MGP sites, the Company is also in the process of cleaning up other contaminated sites. Cleanup activities associated with these sites will be conducted over the next several years.
The MPSC has established a cost deferral and rate recovery mechanism for investigation and remediation costs incurred at former MGP sites. Accordingly, MichCon recognizes a liability and corresponding regulatory asset for estimated investigation and remediation costs at former MGP sites. As of March 31, 2009 and December 31, 2008, the Company had approximately $36 million and $38 million, respectively, accrued for remediation.
Any significant change in assumptions, such as remediation techniques, nature and extent of contamination and regulatory requirements, could impact the estimate of remedial action costs for the sites and affect the Company’s financial position and cash flows. However, the Company anticipates the cost deferral and rate recovery mechanism approved by the MPSC will prevent environmental costs from having a material adverse impact on its results of operations.

Labor Contracts
There are several bargaining units for our union employees. The majority of the Company’s union employees are under contracts that expire in October 2010.
Purchase Commitments
As of March 31, 2009, the Company was party to numerous long-term purchase commitments relating to a variety of goods and services required for our business. These agreements primarily consist of long-term gas purchase and transportation agreements. The Company estimates that these commitments will be approximately $2.3 billion through 2051. The Company also estimates that 2009 capital expenditures will be approximately $154 million. We have made certain commitments in connection with expected capital expenditures.
Bankruptcies
The Company sells gas and gas transportation and storage services to numerous companies operating in the steel, automotive, energy, retail and other industries. Certain of the Company’s customers have filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The Company regularly reviews contingent matters relating to these customers and its purchase and sale contracts, and records provisions for amounts considered at risk of probable loss. Management believes the Company’s previously accrued amounts are adequate for probable losses. The final resolution of these matters is not expected to have a material effect on the Company’s consolidated financial statements.
MichCon provides services to the domestic automotive industry, including General Motors Corporation (GM), Ford Motor Company (Ford) and Chrysler LLC (Chrysler) and many of their vendors and suppliers. GM and Chrysler have received loans from the U.S. Government to provide them with the working capital necessary to continue to operate in the short term. Chrysler filed for bankruptcy protection on April 30, 2009. In the event of a bankruptcy filing, the Company will fully reserve invoiced and unbilled accounts receivable. The actual amounts to be reserved will be dependent on the timing of the bankruptcy filing within the billing cycle and whether any amounts are past due. Currently, GM has been paying amounts owed in a timely manner and their accounts are substantially current. Prior to bankruptcy filing, Chrysler had been paying amounts owed in a timely manner. GM and Chrysler have an immaterial impact to MichCon’s revenues.
Other Contingencies
The Company is involved in certain legal, regulatory, administrative and environmental proceedings before various courts, arbitration panels and governmental agencies concerning claims arising in the ordinary course of business. These proceedings include certain contract disputes, additional environmental reviews and investigations, audits, inquiries from various regulators and pending judicial matters. The Company cannot predict the final disposition of such proceedings. The Company regularly reviews legal matters and records provisions for claims it can estimate and are considered probable of loss. The resolution of these pending proceedings is not expected to have a material effect on the Company’s operations or financial statements in the periods they are resolved.
See Note 4 for a discussion of contingencies related to regulatory matters.